UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Thermo Fisher Scientific Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-2209186
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

168 Third Avenue Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
1.450% Senior Notes due 2027	New York Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-209867

(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Thermo Fisher Scientific Inc. (the “Company”) has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), a prospectus supplement, dated March 7, 2017 (the “Prospectus Supplement”), and the accompanying prospectus, dated August 1, 2016 (the “Base Prospectus”). The Prospectus Supplement relates to the Company’s offering of €500,000,000 aggregate principal amount of its 1.450% Senior Notes due 2027 (the “Notes”). The Base Prospectus forms a part of the Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-209867), filed with the Commission on August 1, 2016, which amends the Registration Statement on Form S-3 (File No. 333-209867), filed with the Commission on March 1, 2016.

Item 1. Description of Registrant’s Securities to be Registered.

The descriptions under the heading “Description of the Notes” in the Prospectus Supplement and “Description of Thermo Fisher Debt Securities” in the Base Prospectus are incorporated by reference herein. Copies of such descriptions will be filed with The New York Stock Exchange.

Item 2. Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of November 20, 2009, between the Company and The Bank of New York Mellon Trust Company, N.A. (incorporated herein by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 20, 2009 (File No. 001-08002)).

4.2	Fifteenth Supplemental Indenture, dated as of March 16, 2017, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, including the form of the Notes (incorporated herein by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed with the Commission on March 16, 2017 (File No. 001-08002)).

4.3	Paying Agency Agreement, dated as of March 16, 2017, between the Company and The Bank of New York Mellon, London Branch, as paying agent (incorporated herein by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K filed with the Commission on March 16, 2017 (File No. 001-08002)).

4.4	Form of 1.450% Senior Notes due 2027 (included in Exhibit 4.2).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

THERMO FISHER SCIENTIFIC INC.

Date: March 16, 2017	By:	/s/ Seth H. Hoogasian
Name: Seth H. Hoogasian Title: Senior Vice President and General Counsel